UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MELLANOX TECHNOLOGIES, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Reference is made to the definitive proxy statement on Schedule 14A filed by Mellanox Technologies, Ltd. (the “Company”) with the United States Securities and Exchange Commission (“SEC”) on April 8, 2016 (the “Original Filing”) and made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s board of directors for the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment and postponement of such meeting.

Proposal 7 in the Original Filing requested shareholder approval for the first amendment (the “ESPP Amendment”) to the Company’s Amended and Restated 2006 Employee Share Purchase Plan (the “ESPP”), thereby increasing the number of shares reserved for issuance under the ESPP by 5,000,000 ordinary shares.

The Company revises Proposal 7 to reduce the size of the requested increase in the number of shares reserved for issuance under the ESPP from 5,000,000 to 4,000,000.

All references to “5,000,000 shares” in the Original Filing are hereby replaced with “4,000,000 shares”.

This filing does not modify or update any other proposals or information presented in the Original Filing. A copy of the Original Filing and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available online at www.sec.gov.

A copy of the full text of the amended Proposal 7 marked to show changes from the text in the Original Filing is attached hereto as Annex 1.

If a shareholder returns his or her proxy or votes via the Internet or by telephone at any time (either before or after the date of this filing) indicating “FOR” Proposal 7, such vote will constitute a vote in favor of Proposal 7, as modified hereby. If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the annual meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our corporate secretary prior to your shares being voted or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

The complete text of the ESPP Amendment is attached as Exhibit A.

The Board of Directors unanimously recommends that shareholders vote FOR all of the nominees for director and outside director in Proposals 1 and 2, respectively, and FOR Proposals 3, 4, 5, 6, 7, 8, 9, 10 and 11.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible.

Annex 1

PROPOSAL SEVEN—APPROVAL OF THE FIRST AMENDMENT TO
THE AMENDED AND RESTATED 2006 EMPLOYEE SHARE PURCHASE PLAN

We are asking our shareholders to approve the First Amendment (the “ESPP Amendment”) to the Company’s Amended and Restated 2006 Employee Share Purchase Plan (the “ESPP”), which amends the ESPP to provide that the total number of shares reserved for issuance under the ESPP is ~~7,585,712~~ 6,585,712 shares, an increase of ~~5,000,000~~ 4,000,000 shares over the current ESPP share reserve. The ESPP Amendment also provides that the ESPP, as amended (the “Amended ESPP”), will terminate on February 23, 2026. On February 23, 2016, our board of directors approved the ESPP Amendment subject to approval of the ESPP Amendment by our shareholders. If our shareholders do not approve the ESPP Amendment, the ESPP will continue upon its terms in effect prior to the ESPP Amendment.

The purpose of the Amended ESPP is to provide our employees the opportunity to purchase our ordinary shares at a discount through accumulated payroll deductions. The Amended ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The ESPP is an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of the Company.

Summary of the Amended ESPP

A summary of the principal features of the Amended ESPP is set forth below and qualified by reference to the full text of the ESPP, which is incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (SEC File No. 001-33299) filed on April 19, 2012, and the ESPP Amendment, which is attached to this proxy statement as Appendix B.

Administration.    The Amended ESPP may be administered by our board of directors or a committee designated by the board. The administrator will have the discretionary authority to administer and interpret the Amended ESPP. The administrator may delegate to one or more individuals all or any part of its authority and powers under the Amended ESPP, subject to the relevant provisions of the Companies Law and other applicable law. We will bear all expenses and liabilities incurred by the plan administrator.

Shares Available under the Amended ESPP.    The maximum number of our ordinary shares which will be authorized for issuance under the Amended ESPP is ~~7,585,712~~ 6,585,712 ordinary shares. The ordinary shares made available for issuance under the Amended ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the Amended ESPP. On March 14, 2016, the closing price of our ordinary shares on the NASDAQ Stock Market was $49.35 per share.

Participating Subsidiaries.    Mellanox Technologies, Inc., a wholly owned subsidiary of the Company, is a participating subsidiary in the Amended ESPP. In addition, the plan administrator may designate certain other of our subsidiaries as participating subsidiaries in the Amended ESPP and may change these designations from time to time.

Eligible Employees.    Employees eligible to participate in the Amended ESPP generally include employees who are employed by us on the first trading day of an offering period, or the enrollment date. Employees who customarily work less than 5 months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the Amended ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of shares or of one of our subsidiaries will not be allowed to participate in the Amended ESPP.

As of March 14, 2016, there were approximately 5 current executive officers and 2,424 current non-executive officer employees who would be eligible to participate in the Amended ESPP. Non-employee directors are not eligible to participate in the Amended ESPP.

Participation.    Employees will enroll under the Amended ESPP by completing a payroll deduction form permitting the deduction of up to 15% from their compensation. However, a participant may not purchase more than 1,143 shares in each offering period, and may not subscribe for more than $25,000 in fair market value of our ordinary shares (determined at the time the option is granted) during any calendar year.

Offering.    Under the Amended ESPP, participants are offered the option to purchase our ordinary shares at a discount during six-month consecutive offering periods, which commence on March 1 and September 1 of each year. The option purchase price will be the lower of 85% of the closing trading price for an ordinary share on the start date of the offering period in which the participant is enrolled or 85% of the closing trading price for an ordinary share on the purchase date, which is the last trading day in an offering period.

Unless a participant has previously canceled his or her participation in the Amended ESPP, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant’s account balance will be refunded in cash. A participant may also increase or decrease his or her payroll deduction authorization during any offering period, provided that the plan administrator may limit the number of participation rate changes during any offering period. The maximum number of our shares a participant may purchase during any offering period is 1,143.

Transferability.    A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive ordinary shares under the Amended ESPP. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.

Adjustments.    The number of our ordinary shares available for purchase under the Amended ESPP, as well as the maximum number of shares that each participant may purchase during each offering period and the option purchase price and the number of shares covered by each option under the Amended ESPP that has not yet been exercised, will be proportionately adjusted for adjustments made in the number of outstanding shares or an exchange of the shares resulting from a share split, share dividend, or any other increase or decrease in the number of our ordinary shares effected without receipt of consideration by the Company.

If there is a proposal to dissolve or liquidate us, then the offering period then in progress will be shortened by setting a new exercise date to take place before the date of our proposed dissolution or liquidation. If we undergo a merger with or into another corporation or sale of all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new exercise date to take place before the date of our proposed sale or merger.

Amendment or Termination of the Amended ESPP.    Our board of directors may amend, suspend or terminate the ESPP at any time. Unless it is sooner terminated by our board of directors, the Amended ESPP will terminate on February 23, 2026. Except in circumstances specified in the Amended ESPP, no amendment may make any change in any outstanding option that adversely affects the rights of any participant without the consent of such participant. However, the board of directors may not amend the Amended ESPP without shareholder approval to the extent necessary to comply with Section 423 of the Code.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee who participates in the Amended ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.

The Amended ESPP, and the right of participants to make purchases thereunder, is intended to qualify for special tax treatment under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) the excess of the fair market value of the shares on the date the Company granted the option over the purchase price paid for the shares, determined assuming that the option was exercised on the date granted. Any additional gain will be treated as a capital gain.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are entitled to a deduction to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

No current directors who are not employees will receive any benefit under the Amended ESPP. Because the number of shares that may be purchased under the Amended ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our ordinary shares at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

Awards Issued Under the ESPP

The following table shows the number of our ordinary shares issued to our named executive officers and non-employee directors under the ESPP from its inception through February 28, 2016:

Name	Shares Issued	Weighted Average Exercise Price
Named Executive Officers:
Eyal Waldman	1,947	$33.50
Jacob Shulman	9,700	$17.09
Marc Sultzbaugh	9,168	$17.49
Michael Kagan	7,222	$20.34
Shai Cohen	7,183	$20.22
All current executive officers as a group	35,220	$19.40
All current directors who are not executive officers as a group:
Current director nominees:
Irwin Federman	—	$—
Dov Baharav	—	$—
Glenda Dorchak	—	$—
Thomas Weatherford	—	$—
Shai Cohen	—	$—
Amal Johnson	—	$—
Thomas Riordan	—	$—
David Perlmutter	—	$—
All current directors who are not executive officers as a group	—	$—
Each associate of any such directors, executive officers or nominees	—	$—
Each other person who received or are to receive 5% of such options or rights	—	$—
All non-executive officer employees as a group	2,283,122	$25.46

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED 2006 EMPLOYEE SHARE PURCHASE PLAN, AS DESCRIBED IN THIS PROPOSAL SEVEN.

EXHIBIT A

Appendix B

FIRST AMENDMENT TO THE
MELLANOX TECHNOLOGIES, LTD.
AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN
(effective as of February 23, 2016)

This First Amendment (this “Amendment”) to the Mellanox Technologies, Ltd. Amended and Restated Employee Share Purchase Plan (as amended and restated on February 22, 2012, the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Mellanox Technologies, Ltd., a company organized under the laws of the State of Israel (the “Company”), effective as of February 23, 2016 (the “Effective Date”), subject to the approval of the Company’s shareholders within 12 months following the Effective Date.

RECITALS

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 20 of the Plan, the Board has the authority to amend the Plan from time to time, provided that the Company shall obtain shareholder approval for any such amendment to the extent necessary to comply with Section 423 of the U.S. Internal Revenue Code of 1986, as amended; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares reserved for issuance thereunder.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date, subject to the approval of the Company’s shareholders within 12 months following the Effective Date:

AMENDMENT

1.     Section 13(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be ~~7,585,712~~ 6,585,712 Shares.”

2.     Notwithstanding anything in the Plan to the contrary, the Plan remain in effect until the tenth (10th) anniversary of the Effective Date of this Amendment.

3.     This Amendment shall be and hereby is incorporated into and forms a part of the Plan.

4.     Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

* * *

B-1

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Mellanox Technologies, Ltd. on February 23, 2016.

I hereby certify that the foregoing Amendment was duly adopted by the shareholders of Mellanox Technologies, Ltd. on                        , 2016.

Executed on this        day of                        , 2016.

By:

Name:

Title:

B-2